UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2007

ACTIVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15839	95-4803544
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3100 Ocean Park Boulevard
Santa Monica, CA		90405
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 255-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Business Combination Agreement

On December 2, 2007, Activision, Inc., a Delaware corporation (“Activision” or the “Company”) announced that it had entered into a Business Combination Agreement, dated as of December 1, 2007 (the “Business Combination Agreement”), by and among the Company, Sego Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Vivendi S.A., a société anonyme organized under the laws of France (“Vivendi”), VGAC LLC, a limited liability company organized under the laws of the State of Delaware and an indirect wholly-owned subsidiary of Vivendi (“VGAC”), and Vivendi Games, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Vivendi and a direct wholly-owned subsidiary of VGAC (“Games” and, together with the Company, Merger Sub, Vivendi and VGAC, the “Parties”).  The Business Combination Agreement contemplates a series of transactions, pursuant to which Vivendi and Activision will combine the respective businesses of Activision and Games (the “Transactions”).  Each of the boards of directors of Activision, Merger Sub, Vivendi, VGAC and Vivendi Games have unanimously approved the Business Combination Agreement and the Transactions.

Merger and Share Purchase

Pursuant to the terms of the Business Combination Agreement, Merger Sub will merge with and into Games (the “Merger”), with Games being the surviving entity and continuing as a wholly-owned subsidiary of Activision after the Merger.  At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of any of the Parties, each share of common stock of Games (the “Games Common Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 369,136.36364 newly issued shares of the Company’s common stock (the “Company Common Stock”).  No fractional shares of Company Common Stock will be issued in the Merger.  Based on the exchange ratio and the number of shares of Games Common Stock outstanding as of November 26, 2007, Activision will issue a total of approximately 295.3 million shares of Company Common Stock in connection with the Merger.

Concurrently with the Merger, Vivendi will purchase from the Company approximately 62.9 million shares of Company Common Stock (the “Share Purchase” and, together with the Merger, the “Combination Transactions”) at a price of $27.50 per share of Company Common Stock (the “Per Share Transaction Price”).  The aggregate consideration to be paid by Vivendi in the Share Purchase is approximately $1.731 billion in cash (the “Aggregate Share Purchase Consideration”).

In connection with the Combination Transactions, Activision will issue an aggregate of approximately 358.2 million shares of Company Common Stock, representing approximately 52.2% of the total number of shares of Company Common Stock outstanding immediately following consummation of the Combination Transactions.

Tender Offer

Within five business days after the closing of the Combination Transactions, the Company will launch a tender offer to purchase up to 146.5 million shares of Company Common Stock at the Per Share Transaction Price (the “Tender Offer”).

Assuming that the maximum number of shares is tendered in the Tender Offer, the maximum aggregate purchase price for the shares of Company Common Stock tendered in the Tender Offer will be approximately $4.028 billion.  Activision and Vivendi have agreed to fund the purchase of the shares tendered in the Tender Offer in the following way: (i) the Company will fund the first $2.928 billion of the tender offer consideration with the Aggregate Share Purchase Consideration, available cash on hand and, if necessary, with borrowings made under one or more new credit facilities (the “New Credit Facilities”); (ii) if the tender offer consideration exceeds $2.928 billion, Vivendi will pay the Company up to $700 million in cash in exchange for a number of newly issued shares of Company Common Stock equal to the amount contributed by Vivendi divided by the Per Share Transaction Price; and (iii) the Company will fund any additional amount in excess of $3.628 billion through borrowings made under the New Credit Facilities.

If the maximum number of shares is tendered in the Tender Offer, Vivendi will hold approximately 383.7 million shares of Company Common Stock, representing approximately 68.0% of the total number of shares of Company Common Stock outstanding immediately following consummation of the Tender Offer.

Post-Closing Governance and Management Structure

Following the closing of the Combination Transactions, the combined company’s board of directors will consist of eleven directors, including six directors designated by Vivendi, two Activision management directors and three independent directors who currently serve on the Company’s board of directors (the “Board”).  Mr. René Penisson, currently a member of the management board of Vivendi and Chairman of Vivendi Games, will serve as Chairman of the combined company, and Mr. Brian G. Kelly, currently Co-Chairman of the Company, will serve as Co-Chairman of the combined company.

Mr. Robert A. Kotick, currently Chairman and Chief Executive Officer of the Company, will become President and Chief Executive Officer of the combined company.  Mr. Bruce Hack, Vivendi Games’ current Chief Executive Officer, will serve as Vice-Chairman and Chief Corporate Officer of the combined company.  Mr. Thomas Tippl, currently Chief Financial Officer of the Company, will be appointed Chief Financial Officer of the combined company, and Mr. Jean-François Grollemund, currently Chief Financial Officer of Vivendi Games, will be appointed Chief Accounting Officer of the combined company.

The Company has agreed to amend and restate its amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and its third amended and restated bylaws (the “Bylaws”) concurrently with the consummation of the Combination Transactions to provide for certain additional post-closing governance matters.  For more information regarding the amendments to the Certificate of Incorporation and the Bylaws, see exhibits A and B to the Business Combination Agreement, a copy of which is filed herewith as Exhibit 2.1.

Representations and Warranties; Covenants

Each of the Company and Merger Sub has made customary representations and warranties to Vivendi and Vivendi Games in the Business Combination Agreement.  In addition, the Business Combination Agreement contains customary covenants of the Company, including, among other things, covenants (i) to conduct its business in the ordinary course during the interim period between the execution of the Business Combination Agreement and the closing of the Combination Transactions, (ii) to cause a stockholder meeting to be held to consider approval of the principal terms of the Business Combination Agreement and the Transactions, including the issuance of shares of Company Common Stock in the Combination Transactions, (iii) subject to certain limited exceptions, not to solicit proposals relating to, enter into discussions concerning, or provide information in connection with, alternative business combination transactions, and (iv) subject to certain limited exceptions, not to make, or withdraw or modify in a manner materially adverse to Vivendi or Games, the recommendation of the Board.

Each of Vivendi, VGAC and Vivendi Games has made customary representations and warranties to the Company in the Business Combination Agreement.  Vivendi and Vivendi Games have also agreed to customary covenants, including, among other things, covenants (i) by Vivendi Games to conduct its business in the ordinary course during the interim period between the execution of the Business Combination Agreement and the closing of the Combination Transactions, and (ii) by Vivendi and Vivendi Games not to solicit proposals relating to, enter into discussions concerning, or provide information in connection with, alternative business combination transactions.

Closing Conditions

The consummation of the Combination Transactions is subject to customary closing conditions, including (i) approval of the principal terms of the Business Combination Agreement and the Transactions, including the issuance of shares of Company Common Stock in the Combination Transactions, by the Company’s stockholders, (ii) the absence of any injunction, legal restraint or prohibition preventing the consummation of the Combination Transactions, (iii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and clearance under European Union merger control regulations, (iv) subject to certain exceptions, the accuracy of each party's representations and warranties, (v) each party's compliance with its obligations under the Business Combination Agreement, (vi) the Company has obtained the New Credit Facilities, and (vii) solely with respect to the obligations of Vivendi, VGAC and Vivendi Games, receipt of authorization from the NASDAQ Stock Market for listing of the shares of Company Common Stock to be issued in connection with the Combination Transactions.

Termination; Termination Fees and Expense Reimbursement

The Business Combination Agreement contains certain termination rights for both Activision and Vivendi , including, among others, if the Combination Transactions are not completed on or before October 1, 2008.  Upon termination of the Business Combination Agreement under specified circumstances, including a termination by the Company to enter into an agreement for an alternative transaction pursuant to a Superior Proposal (as defined in the Business Combination Agreement) or a termination in connection with a change by the Board of its recommendation of the Business Combination Agreement, the Company has agreed to pay Vivendi a termination fee of $180 million plus actual and reasonably documented out-of-pocket expenses incurred prior to the termination of the Business Combination Agreement in an amount not to exceed $15 million.

Voting and Lock-Up Agreements

Concurrently with the execution of the Business Combination Agreement, on December 1, 2007, Activision and Vivendi entered into voting and lock-up agreements with two Activision stockholders (the “Voting and Lock-Up Agreements”).  The two stockholders that are a party to the Voting and Lock-Up Agreements are Mr. Robert A. Kotick and Mr. Brian G. Kelly (the “Activision Management Members”).

Under the Voting and Lock-Up Agreements, the Activision Management Members have agreed to vote all their shares of Company Common Stock in favor of the Business Combination Agreement and the Transactions at any regular or special meeting of the Company’s stockholders at which such matters are considered.  In addition, under the Voting and Lock-Up Agreements, the Activision Management Members have agreed not to sell or otherwise dispose of (including pursuant to the Tender Offer) more than one third (1/3) of their shares of Common Stock or other equity securities of the Company during the 120-day period following the closing date of the Combination Transactions without Vivendi’s prior written consent.

Copies of the Business Combination Agreement and the Voting and Lock-Up Agreements are filed herewith as Exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.  The foregoing descriptions of the Business Combination Agreement and the Voting and Lock-Up Agreements are qualified in their entirety by reference to the full text of the Business Combination Agreement and the Voting and Lock-Up Agreements.

Item 3.02               Unregistered Sales of Equity Securities

The information regarding the issuance and sale of shares of Company Common Stock set forth in Item 1.01 above under the heading “Business Combination Agreement – Merger and Share Purchase” is incorporated herein by reference.  The shares of Company Common Stock to be issued and sold to Vivendi upon the consummation of the Combination Transactions will be offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The basis for relying on this exemption is that the Combination Transactions were privately negotiated transactions with one accredited investor that did not involve a general solicitation.

Item 3.03               Material Modification to Rights of Security Holders.

Concurrently with the execution of the Business Combination Agreement, on December 1, 2007, the Company and Continental Stock Transfer & Trust Company (the “Rights Agent”) entered into the First Amendment (the “Amendment”) to the Rights Agreement, dated as of April 18, 2000, by and between the Company and the Rights Agent (as so amended, the “Rights Agreement”).  The Amendment, among other things, renders the Rights Agreement inapplicable to, among other things, the Business Combination Agreement and the Combination Transactions.  In particular, the Amendment provides that neither Vivendi nor any of its affiliates will become an Acquiring Person (as defined in the Rights Agreement) or a Beneficial Owner (as defined in the Rights Agreement), and that a Distribution Date (as defined in the Rights Agreement) will not occur, as a result of the approval, execution and delivery of the Business Combination Agreement, or the public announcement thereof, or the consummation of the Combination Transactions or the other transactions contemplated by the Business Combination Agreement.  The Amendment also provides that the Rights Agreement will automatically terminate upon consummation of the Combination Transactions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Employment Agreements

On December 1, 2007, Activision entered into (i) an amended and restated employment agreement with Mr. Robert A. Kotick (the “Kotick Employment Agreement”), pursuant to which Mr. Kotick will serve as President and Chief Executive Officer of the Company with duties and responsibilities consistent with such position and title, and (ii) an amended and restated employment agreement with Mr. Brian G. Kelly (the “Kelly Employment Agreement” and, together with the Kotick Employment Agreement, the “Management Employment Agreements”), pursuant to which Mr. Kelly will serve as Co-Chairman of the Company with duties and responsibilities consistent with such position and title, including assisting and advising the Chief Executive Officer in connection with strategic initiatives (including acquisitions), corporate governance, organizational structure, compensation policy, succession planning, financing and other matters mutually agreed to by Mr. Kelly and the Board.

Both the Kotick Employment Agreement and the Kelly Employment Agreement supersede and replace the existing employment agreements between the Company and each of Messrs. Kotick and Kelly, particularly the employment agreements with each of them dated May 22, 2000 (the "Prior Employment Agreements"), which were scheduled to expire on March 31, 2008.  Pursuant to the Management Employment Agreements, each of the Activision Management Members have agreed to waive, in connection with the Combination Transactions, certain benefits they would have been entitled to receive under the Prior Employment Agreements.  The waived benefits include the right to (i) elect to receive a cash payment in respect of all stock options held by the Activision Management Members equal to, as to each share of Company Common Stock subject to such stock options, the excess of the closing price of the Company Common Stock on the date of the Combination Transactions over the option exercise price, (ii) accelerated vesting on the date of the Combination Transactions of unvested stock options granted in June 2007, and (iii) resign for any reason during the six-month period following the three-month anniversary of the Combination Transactions and receive severance of five times the sum of their base salary and most recent annual bonus, as well as a pro-rata annual bonus for the year of resignation and two years of health insurance continuation.

Kotick Employment Agreement.  The Kotick Employment Agreement became effective on December 1, 2007 and will expire on December 31, 2012.  During the term of the Kotick Employment Agreement, Mr. Kotick will be entitled to an annual base salary of $950,000, with annual increases equal to the average percentage increase approved by the Compensation Committee of the Board (the “Compensation Committee”) for members of the executive leadership team, excluding any increases guaranteed by contract or due to an executive’s significant promotion or modification in duties.  Additionally, Mr. Kotick will be eligible to receive an annual bonus under Activision’s 2007 Incentive Plan, with a target amount of 200% of his base salary based upon achievement of certain financial and business objectives determined by the Compensation Committee.  Mr. Kotick will also be eligible to participate in all benefit and perquisite plans, programs and arrangements generally made available to Activision’s executives.  In addition, for a period of ten years following the effective date of the Kotick Employment Agreement, Activision will provide Mr. Kotick with a life insurance policy having a death benefit equal to three times Mr. Kotick’s salary and target annual bonus as of December 1, 2007.

On December 5, 2007, the third business day following the Compensation Committee’s approval of the Kotick Employment Agreement, Mr. Kotick received a grant of 1,850,000 non-qualified stock options to purchase shares of Company Common Stock (the “New Options”).  The New Options have an exercise price equal to $26.58, which is the closing price of the Company Common Stock as reported by the NASDAQ Stock Market on the date of grant, and will vest in sixty equal monthly installments commencing on January 1, 2008.

On the date of consumation of the Combination Transactions (the “Consummation Date”), Mr. Kotick will receive a grant of 1,250,000 performance shares (the “Performance Shares”), which will vest in 20% increments on each of the first, second, third and fourth anniversaries of the Consummation Date, with another 20% vesting on December 31, 2012, the expiration date of the Kotick Employment Agreement, in each case subject to Activision attaining the specified compound annual total shareholder return target for that vesting period.  If the Company does not achieve the performance target for a vesting period, no Performance Shares will vest for that vesting period.  If, however, the Company achieves a performance target for a subsequent vesting period, then all of the Performance Shares that would have vested on the previous vesting date will vest on the vesting date where the performance targets were achieved.

The Kotick Employment Agreement also entitles Mr. Kotick to severance benefits upon his termination of employment depending on the reason for termination.  In the event Mr. Kotick’s employment is terminated by Activision without Cause, or he resigns his employment for Good Reason (each as defined in the Kotick Employment Agreement), other than during the 12-month period following a Change of Control (as defined in the Kotick Employment Agreement), he will receive (i) two times his base salary and target annual bonus for the year of termination of employment, (ii) a pro-rata annual bonus for the year of his termination of employment, (iii) two years of medical benefit continuation, (iv) accelerated vesting of all outstanding options granted on or prior to June 15, 2007, (v) accelerated vesting of 40% of the New Options (or the remaining unvested options, if less than 40%), and (vi) vesting of a portion of the Performance Shares, the amount and timing of which depends upon the date of his termination and whether and to what extent the compound annual shareholder return targets have been met for the performance period in which termination occurs and are subsequently met for any remaining performance periods.  If Mr. Kotick’s employment is terminated on account of his Disability (as defined in the Kotick Employment Agreement), he will receive one times his base salary and the benefits described in clauses (ii), (iii) and (iv) above.  Upon Mr. Kotick’s resignation with Good Reason or termination for Cause, he will not be eligible to receive additional severance benefits.

Upon a Change of Control of the Company following the Consummation Date, Mr. Kotick is entitled to (i) accelerated vesting of all outstanding options granted prior to January 1, 2007, (ii) accelerated vesting of 20% of the options granted on June 15, 2007, and (iii) accelerated vesting of the New Options and the Performance Shares (collectively, the “Awards”) as follows: (a) 60% of the total number of Awards if the Change of Control occurs prior to January 1, 2009, (b) 40% of the total number of Awards if the Change of Control occurs during calendar year 2009, (c) 20% of the total number of Awards if the Change of Control occurs during calendar year 2010, and (d) up to 100% of the total number of Awards if the Change of Control occurs during calendar year 2010 or 2011.  Mr. Kotick will also be entitled to a gross-up payment for any excise taxes imposed on him under Section 4999 of the Internal Revenue Code (the “Code”).  Moreover, if Mr. Kotick’s employment is terminated during the 12-month period following a Change of Control by the Company without Cause, or by Mr. Kotick for Good Reason, he will be entitled to (i) three times his base salary and bonus, (ii) a pro rata annual bonus for the year of termination and (iii) two years of medical benefit continuation.  In addition, if Mr. Kotick’s employment is terminated following a Change of Control which occurs prior to January 1, 2011 on account of his Disability, by the Company without Cause or by Mr. Kotick for Good Reason, the amount of severance will be reduced by the value of any New Options and Performance Shares accelerated in connection with the Change of Control in excess of $25 million.

Mr. Kotick is subject to the Company’s standard proprietary information agreement.  In addition, for a period of two years following the termination of his employment, Mr. Kotick will be prevented from soliciting employees of Activision and from utilizing confidential and proprietary information to solicit customers, employees and other Company affiliates.

Kelly Employment Agreement.  The Kelly Employment Agreement became effective on December 1, 2007 and will expire on March 31, 2011.  Through March 31, 2008, Mr. Kelly will continue to receive a base salary of $876,920.  Beginning on April 1, 2008 and for the duration of the term of the Kelly Employment Agreement, Mr. Kelly will be entitled to a reduced annual base salary of $450,000, with annual increases at the discretion of the Compensation Committee.  For fiscal year 2008, Mr. Kelly will be eligible for an annual bonus under Activision’s existing Executive Bonus Plan.  Thereafter, Mr. Kelly is not entitled to an annual bonus unless otherwise determined by the Compensation Committee in its sole discretion.  Mr. Kelly will also participate in all benefit and perquisite plans, programs and arrangements generally made available to Activision’s executives.  In addition, for the duration of the term of the Kelly Employment Agreement, Activision will provide Mr. Kelly with a life insurance policy having a death benefit equal to $6,000,000.

The Kelly Employment Agreement entitles Mr. Kelly to severance benefits upon his termination of employment depending on the reason for termination.  In the event Mr. Kelly’s employment is terminated by the Company without Cause, or he resigns his employment for Good Reason (each as defined in the Kelly Employment Agreement), he will receive (i) three times the average annual base salary and bonus paid to him for the three most recent fiscal years, (ii) a pro-rata annual bonus for the year of his termination of employment, (iii) two years of medical benefit continuation, and (iv) accelerated vesting of all outstanding options granted on or prior to June 15, 2007.  If Mr. Kelly’s employment is terminated on account of his Disability (as defined in the Kelly Employment Agreement), he will receive one times his base salary and the benefits described in clauses (ii), (iii) and (iv) above.  If the Good Reason event is the Company failing to renew the Kelly Employment Agreement on similar terms and conditions at the end of the term, the severance amount in clause (i) will be reduced to “two times.”

Upon a Change of Control (as defined in the Kelly Employment Agreement) of the Company following the consummation of the Combination Transactions, Mr. Kelly is entitled to (i) accelerated vesting of all outstanding options granted prior to January 1, 2007 and (ii) accelerated vesting of 20% of the options granted on June 15, 2007.  Mr. Kelly will also be entitled to a gross-up payment for any excise taxes imposed on him under Section 4999 of the Code.

For a period of one year following the termination of his employment, Mr. Kelly will be prevented from (i) competing with Activision, (ii) soliciting employees of Activision and (iii) utilizing confidential and proprietary information to solicit customers, employees and other Company affiliates.  Moreover, Mr. Kelly remains subject to the Company’s standard proprietary information agreement.

Replacement Bonus Agreements

The prior Employment Agreements provided for the payment of certain benefits to the Activision Management Members upon a change of control of Activision.  On December 29, 2006, the prior Employment Agreements were amended to remove certain of those benefits that may have imposed on the Activision Management Members adverse tax consequences under Section 409A of the Code.  In connection with these amendments, the parties agreed to negotiate in good faith to promptly develop benefits reasonably comparable to those forgone by the Activision Management Members under their original employment agreements.

As a result of those negotiations, on December 1, 2007, Activision entered into replacement bonus agreements (the “Replacement Bonus Agreements”) with each of the Activision Management Members.  The Replacement Bonus Agreements provide that the Activision Management Members will each receive two cash bonuses and a grant of restricted stock units (“RSUs”). The first cash bonus of $5,000,000 will be paid in a cash lump sum no later than December 31, 2007. The second cash bonus of $5,000,000 will be paid in a cash lump sum on the closing date of the Combination Transactions (or an alternative transaction that results in a Change of Control (as defined in the Management Employment Agreements) of the Company), so

long as the closing date of the Combination Transactions (or such alternative transaction) occurs on or before June 30, 2009 and the Activision Management Members are continuously employed through the closing date.

In addition, the Activision Management Members will each receive a grant of 363,637 RSUs on the closing date of the Combination Transactions (or such alternative transaction), so long as the closing date occurs on or before June 30, 2009 and the Activision Management Members are continuously employed through the closing date.  The RSUs for Mr. Kotick will vest in three equal annual installments on December 31, 2008, December 31, 2009 and December 31, 2010.  The RSUs for Mr. Kelly will vest in full on December 31, 2010.  In the event the Activision Management Members resign or are terminated by Activision for any reason other than for Cause (as defined in the Management Employment Agreements), the vesting of all unvested RSUs will accelerate.  RSUs will be settled in shares of Company Common Stock within thirty days following the date on which they vest.

Griffith Employment Agreement Amendment

Mr. Michael Griffith currently serves as President and Chief Executive Officer of Activision Publishing, Inc., a wholly-owned subsidiary of the Company (“Activision Publishing”), pursuant to an employment agreement (the “Griffith Agreement”), effective as of June 15, 2005. On December 1, 2007, Activision entered into an amendment to the Griffith Agreement (the “Griffith Amendment”) to provide additional incentives for Mr. Griffith to remain employed by Activision Publishing following the consummation of the Combination Transactions.  The Griffith Amendment becomes effective on the Consumation Date.

The Griffith Amendment provides that, upon the Consumation Date, Mr. Griffith will receive 50,000 stock options and 50,000 RSUs.  The stock options will vest in three equal annual installments on each of the first, second and third anniversaries of the Consumation Date.  The RSUs will vest in full on June 30, 2010.

In addition, the Griffith Amendment modifies the vesting provisions of certain equity awards granted to Mr. Griffith under the Griffith Agreement to reduce the vesting term by one year.  Under the terms of the Griffith Agreement, Mr. Griffith received 1,000,000 stock options under the Company’s 2003 Incentive Plan, which were granted in three tranches.  The first tranche consisted of 350,000 stock options, which were to vest ratably over five years beginning on June 15, 2006.  The Griffith Amendment provides that these stock options will now vest in four installments as follows:  20% on June 15, 2006, 20% on June 15, 2007, 20% on June 15, 2008 and 40% on June 15, 2009.  The second tranche consisted of 350,000 stock options, which were to vest in full on June 15, 2010, subject to possible earlier vesting if Mr. Griffith attained certain performance objectives.  The Griffith Amendment provides that these stock options will now vest in full on June 15, 2009, subject to possible earlier vesting if Mr. Griffith attains certain performance objectives.  The third tranche consisted of 300,000 stock options, which were to vest in full on June 15, 2010.  The Griffith Amendment provides that the options will now vest in full on June 15, 2009.

Pursuant to the Griffith Agreement, Mr. Griffith also received a grant of RSUs, which were to vest in three equal annual installments on June 15, 2008, June 15, 2009 and June 15, 2010.  The Griffith Amendment provides that the RSUs will now vest in two installments, with one third (1/3) of the shares to vest on June 15, 2008, and two-thirds (2/3) of the shares to vest on June 15, 2009.

Copies of the Management Employment Agreements, the Replacement Bonus Agreements and the Griffith Amendment are filed herewith as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and are incorporated herein by reference.  The foregoing descriptions of the Management Employment Agreements, the Replacement Bonus Agreements and the Griffith Amendment are qualified in their entirety by reference to the full text of the Management Employment Agreements, the Replacement Bonus Agreements and the Griffith Amendment.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed business combination involving Activision, Vivendi and Games.  In connection with the proposed transaction, Activision plans to file with the Securities and Exchange Commission (the “SEC”) a Proxy Statement as well as other documents regarding the proposed transactions.  The definitive Proxy Statement will be mailed to stockholders of Activision.  INVESTORS AND SECURITY HOLDERS OF ACTIVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by Activision through the website maintained by the SEC at http://www.sec.gov.  Free copies of the Proxy Statement (when available) and other documents filed with the SEC can also be obtained by directing a request to Activision’s Investor Relations.

Activision and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Activision’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended March 31, 2007, which was filed with the SEC on June 14, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on July 30, 2007.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

THE TENDER OFFER DESCRIBED IN THIS CURRENT REPORT ON FORM 8-K HAS NOT YET BEEN COMMENCED.  THIS ANNOUNCEMENT AND THE DESCRIPTION CONTAINED HEREIN IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF COMPANY COMMON STOCK.  THE SOLICITATION AND THE OFFER TO BUY SHARES OF COMPANY COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT ACTIVISION INTENDS TO FILE WITH THE SEC.  ONCE FILED, ACTIVISION STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.  ONCE FILED, ACTIVISION STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV, OR FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of December 1, 2007, by and among Activision, Inc., Sego Merger Corporation, Vivendi S.A., VGAC LLC and Vivendi Games, Inc.

4.1	Amendment No. 1 to the Rights Agreement, dated as of December 1, 2007, by and between Activision, Inc. and Continental Stock Transfer & Trust Company, as rights agent.

10.1	Voting and Lock-Up Agreement, dated as of December 1, 2007, by and among Activision, Inc., Vivendi S.A. and Mr. Robert A. Kotick.

10.2	Voting and Lock-Up Agreement, dated as of December 1, 2007, by and among Activision, Inc., Vivendi S.A. and Mr. Brian G. Kelly.

10.3	Amended and Restated Employment Agreement, dated as of December 1, 2007, by and between Activision, Inc. and Mr. Robert A. Kotick.

10.4	Amended and Restated Employment Agreement, dated as of December 1, 2007, by and between Activision, Inc. and Mr. Brian G. Kelly.

10.5	Replacement Bonus Agreement, dated as of December 1, 2007, by and between Activision, Inc. and Mr. Robert A. Kotick.

10.6	Replacement Bonus Agreement, dated as of December 1, 2007, by and between Activision, Inc. and Mr. Brian G. Kelly.

10.7	Amendment to Employment Agreement, dated as of December 1, 2007, by and between Activision, Inc. and Mr. Michael Griffith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACTIVISION, INC.

Date: December 6, 2007	By:	/s/ George L. Rose
	Name:	George L. Rose
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of December 1, 2007, by and among Activision, Inc., Sego Merger Corporation, Vivendi S.A., VGAC LLC and Vivendi Games, Inc.

4.1	Amendment No. 1 to the Rights Agreement, dated as of December 1, 2007, by and between Activision, Inc. and Continental Stock Transfer & Trust Company, as rights agent.

10.1	Voting and Lock-Up Agreement, dated as of December 1, 2007, by and among Activision, Inc., Vivendi S.A. and Mr. Robert A. Kotick.

10.2	Voting and Lock-Up Agreement, dated as of December 1, 2007, by and among Activision, Inc., Vivendi S.A. and Mr. Brian G. Kelly.

10.3	Amended and Restated Employment Agreement, dated as of December 1, 2007, by and between Activision, Inc. and Mr. Robert A. Kotick.

10.4	Amended and Restated Employment Agreement, dated as of December 1, 2007, by and between Activision, Inc. and Mr. Brian G. Kelly.

10.5	Replacement Bonus Agreement, dated as of December 1, 2007, by and between Activision, Inc. and Mr. Robert A. Kotick.

10.6	Replacement Bonus Agreement, dated as of December 1, 2007, by and between Activision, Inc. and Mr. Brian G. Kelly.

10.7	Amendment to Employment Agreement, dated as of December 1, 2007, by and between Activision, Inc. and Mr. Michael Griffith.